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                                                                      Exhibit 21
                                                                      ----------

                        SUBSIDIARIES OF THE REGISTRANT

                               GeneScreen, Inc.,
                            a Delaware corporation

                             GeneShield.com, Inc.,
                            a Delaware corporation

                      Orchid BioSciences Europe Limited,
                        a U.K. private limited company